AGREEMENT

AGREEMENT (this “Agreement”) dated as of September 18, 2007 by and among Solomon Technologies, Inc., a Delaware corporation (the “Company”), Woodlaken LLC (“Woodlaken”), Jezebel Management Corporation (“Jezebel”), Pinetree (Barbados) Inc. (“Pinetree”), Coady Family LLC (“Coady”), F. Jay Leonard (“Leonard”), Peter and Barbara Carpenter (“Carpenter”), Pascal Partners, LLC (“Pascal”), Steven Kilponen (“Kilponen”), Millennium Trust Company LLC Custodian FBO Joseph Cooper Rollover IRA 90M020013 (“Cooper”) and Millennium Trust Company LLC Custodian FBO Steven Kilponen IRA Rollover Account #90N727012 (“Kilponen IRA,” and together with Woodlaken, Jezebel, Pinetree, Coady, Leonard, Carpenter, Pascal Kilponen and Cooper, the “Investors”).

WITNESSETH:

WHEREAS, the Company has sold $1,712,085 aggregate principal amount of Senior Secured Promissory Notes to the Investors in the amounts set forth on Schedule 1 (the “Notes”);

WHEREAS, the maturity date of each of the Notes is September 30, 2007;

WHEREAS, the Investors and the Company now wish to amend the Notes to extend their maturity date to September 7, 2008, to provide that the maturity date of the Notes shall be subject to two further extensions in the event certain conditions set forth below are met, including the payment or accrual of a portion of the principal balance of the Notes, and to include a cross-default provision in the Notes whereby the Notes will be in default in the event the Company defaults on its obligations under other indebtedness;

WHEREAS, in consideration of each Investor’s willingness to extend the maturity of the Notes, the Company intends to compensate the Investors by paying each Investor an amount in cash equal to 7% of the principal amount of Notes, or fraction thereof, held by such Investor on September 30, 2007 (the “Inducement Payment”), which amount shall be added to the principal amount of such Investor’s Notes; and

WHEREAS, the Company wishes to offer to sell to each of the Investors, for $100 in cash (payable by deduction from the Inducement Payment payable to such Investor), the right to convert such Investor’s Notes into Common Stock at a conversion price of $0.35 per share at any time and from time to time, if but only if the Company is not then prevented from issuing new shares of Common Stock to such Investor by the terms of a Conflicting Agreement (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. AMENDMENT OF NOTES.

1.1. Extension of Maturity Date. Each of the Notes is hereby amended by striking the maturity date of September 30, 2007, and substituting therefor a new maturity date of September 7, 2008 (the “Maturity Date”). Notwithstanding the foregoing, the Maturity Date shall be subject to further extension as follows:

(a) If there is no Registration Statement effective by September 7, 2008, the Maturity Date will be extended automatically to December 31, 2008, upon notice to the holders of the Notes (the “Holders”) and the accrual or payment of an amount equal to 5% of each Holder’s principal balance.

(b) If there is no Registration Statement effective by December 31, 2008, the Maturity Date will be further extended automatically to April 17, 2009, upon notice to the Holders and the accrual or payment of an additional amount equal to 5% of each Holder’s principal balance.

(c) For purposes of this Section 1.1, the term “Registration Statement” shall have the meaning set forth in that certain Securities Purchase Agreement dated as of August 30, 2007, by and among the Company and each of the parties identified on the signature pages thereto.

1.2 Cross-Default. Section 1.1 of each of the Notes is hereby amended by inserting the following immediately after clause (v) thereof:

“(vi)  the Company or any subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;”

1.3 Conversion Right. Each Investor may elect, by so indicating opposite his, her or its signature below, to purchase a conditional right to convert any or all of the principal and interest due on such Investor’s Notes into shares of Common Stock at a conversion price of $0.35 per share at any time and from time to time (a “Conversion Right”), subject to the condition that at the time of any proposed conversion the Company is not prevented from issuing such shares by the terms of a Conflicting Agreement. By electing to purchase a Conversion Right, the Investor authorizes the Company to deduct $100 from the Inducement Payment otherwise due to such Investor in payment for the Conversion Right, and acknowledges that such payment is non-refundable. If an Investor purchases a Conversion Right, such Investor’s Notes shall be deemed amended by the insertion of the following immediately after Section 3.9 thereof:

“3.10 Optional Conversion. The Holder may, at its option at any time and from time to time (and in lieu of the Holder accepting repayment of principal and accrued interest so converted), convert any or all of the outstanding principal of and accrued and unpaid interest under this Note into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price per share equal to $0.35 (subject to adjustment in the event of a stock split, combination, reclassification or like event with respect to the Common Stock), but only if and to the extent the Company is not at such time prevented from issuing such shares by the terms of any agreement to which the Company is a party on September 18, 2007, and at the time of any attempted conversion of this Note (a “Conflicting Agreement”). The Holder may exercise such conversion right by giving written notice to the Company, which notice shall set forth the amount of outstanding principal and interest to be converted and shall be accompanied by this Note. No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which Lender would otherwise be entitled, the Company will pay the cash value of that fractional share to the Holder, as provided herein. Upon the conversion of any principal and interest pursuant to this Note, the Company will continue to be bound by and subject to all of its obligations and liabilities pursuant to this Note with respect to any portion of the principal and interest of this Note remaining outstanding after such conversion. Within 10 business days after receipt of an exercise notice and this Note from the Holder, the Company will (A) in the event the Company is not then prevented from issuing new shares to the Holder by any Conflicting Agreement, issue to the Holder (i) a replacement note in an amount equal to the remaining outstanding principal of the Note, if any, which replacement note shall be otherwise identical in form and substance to this Note, and (ii) a certificate or certificates for the number of shares of Common Stock to which the Holder is entitled (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company), together with a check payable to the Holder for any cash amounts payable for any fractional share resulting from the conversion of this Note, or (B) in the event the Company is prevented from issuing new shares to the Holder by a Conflicting Agreement, so notify the Holder in a writing accompanied by this Note, whereupon the exercise notice shall be deemed null and void.”

1.4 Exception to Payment of Notes Pari Passu. To facilitate the Conversion Right set forth in Section 1.3 above, the second paragraph of each of the Notes following the principal amount and date thereof is hereby deleted in its entirety and replaced with the following:

“This Note is one of a series of substantially similar notes of the Company with an aggregate principal amount of approximately $1,831,930 (collectively, the “Notes”). To the extent that any of the Notes having the right to be converted into equity securities of the Company are not sooner converted, the Notes shall be payable pari passu with each other but shall at all times be senior to any other indebtedness of the Company in right of payment of principal, interest and all other sums due or payable, and all other present and future indebtedness and obligations of the Company, other than accrued taxes or taxes due and payable.

1.5 Full Force and Effect. Except as amended hereby, the terms of the Notes, as previously amended, remain in full force and effect.

2. Inducement Payment. Promptly upon execution of this Agreement by the Investors, and in consideration thereof, the Company shall pay each Investor an amount in cash equal to 7% of the principal amount of each Note, or fraction thereof, held by such Investor on the date hereof, which amounts shall be added to the principal amount of such Investor’s Notes; provided, however, that if an Investor has elected to purchase a Conversion Right, then the Company shall deduct $100 from the value of the Common Stock or cash delivered pursuant to this Section 2.

3. MISCELLANEOUS.

3.1. Law Applicable. This Agreement shall be governed by and construed pursuant to the laws of the State of New York, without giving effect to conflicts of laws principles.

3.2. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument and it shall not be necessary in making proof of this Agreement to account for all such counterparts.

[Signatures appear on following pages]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement as of the day and year first above written.

COMPANY:

SOLOMON TECHNOLOGIES, INC.

By: /s/ Gary G. Brandt
Name: Gary G. Brandt
Title: Chief Executive Officer

WOODLAKEN LLC

Conversion Right: ☒ Yes ☐ No	By: /s/ Gary M. Laskowski
Name: Gary M. Laskowski
Title: Manager

JEZEBEL MANAGEMENT CORPORATION

Conversion Right: ☒Yes ☐ No	By: /s/ Michael A. D’Amelio
Name: Michael A. D’Amelio
Title: President

PINETREE (BARBADOS) INC.

Conversion Right: ☒Yes ☐ No	By: /s/ J. Gordon Murphy
Name: J. Gordon Murphy
Title: President

COADY FAMILY LLC

Conversion Right: ☒Yes ☐ No	By: /s/ Patrick D. Coady
Name: Patrick D. Coady
Title: Manager

Conversion Right: ☒Yes ☐ No	/s/ F. Jay Leonard
F. Jay Leonard

/s/ Peter Carpenter
Peter Carpenter
Conversion Right: ☒Yes ☐ No

/s/ Barbara Carpenter
Barbara Carpenter

PASCAL PARTNERS, LLC

Conversion Right: ☒Yes ☐ No	By: /s/ Nick Marinella
Name: Nick Marinella
Title: Managing Member

Conversion Right: ☒Yes ☐ No	/s/ Steven Kilponen
Steven Kilponen

Millennium Trust Company LLC Custodian
FBO Joseph Cooper Rollover IRA 90M020013

Conversion Right: ☒Yes ☐ No	By: /s/ Joseph Cooper
Name: Joseph Cooper
Title:

Millennium Trust Company LLC Custodian
FBO Steven Kilponen IRA Rollover
Account #90N727012

Conversion Right: ☒ Yes ☐ No	By: /s/ Steven Kilponen
Name: Steven Kilponen
Title:

SCHEDULE 1

Notes

Name of Investor	Date Issued	Principal Amount*
Woodlaken LLC	March 7, 2005	$40,000.00
Jezebel Management Corporation	March 16, 2005	$100,000.00
Pinetree (Barbados) Inc.	April 1, 2005	$50,000.00
Woodlaken LLC	April 1, 2005	$10,000.00
Jezebel Management Corporation	April 18, 2005	$75,000.00
Coady Family LLC	May 25, 2005	$100,000.00
Jezebel Management Corporation	July 8, 2005	$75,000.00
Jezebel Management Corporation	August 16, 2005	$150,000.00
Jezebel Management Corporation	September 15, 2005	$150,000.00
Jezebel Management Corporation	November 18, 2005	$100,000.00
Pinetree (Barbados) Inc.	November 18, 2005	$100,000.00
F. Jay Leonard	March 20, 2006	$25,000.00
Woodlaken LLC	March 31, 2006	$72,000.00
Peter and Barbara Carpenter	April 7, 2006	$100,000.00
Pascal Partners, LLC	April 10, 2006	$100,000.00
Coady Family LLC	May 23, 2006	$200,000.00
Steven Kilponen	June 13, 2006	$25,000.00
Millennium Trust Co. LLC Custodian FBO Joseph Cooper Rollover IRA 90M020013	July 3, 2006	$100,000.00
F. Jay Leonard	October 13, 2006	$25,000.00
Millennium Trust Co. LLC Custodian FBO Joseph Cooper Rollover IRA 90M020013	October 13, 2006	$85,000.00
Steven Kilponen	October 31, 2006	$11,000.00
Millennium Trust Co. LLC Custodian FBO Steven Kilponen IRA Rollover Account #90N727012	October 31, 2006	$19,085.00
Total		$1,712,085.00

__________________________________
* Prior to accrual of inducement payments.